(Grant Thornton Letterhead)

June 3, 2009

U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, DC 20549



Re:               MAGYAR BANCORP, INC.
                  File No. 0-51726



Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of Magyar Bancorp, Inc. dated June 3, 2009, and agree with the statements concerning our Firm contained therein.

Very truly yours,


/s/ Grant Thornton LLP